UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 15, 2008

La Cortez Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-138465	20-5157768
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1266 1st Street, Suite 4
Sarasota, FL	34236
(Address of principal executive offices)	(Zip Code)

(941)-870-5433
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

In connection with the recent discontinuation of our legacy business (we were originally formed to create, market and sell gourmet chocolates wholesale and retail throughout Mexico, as more fully described in our registration statement on Form SB-2 as filed with the Securities and Exchange Commission (the “SEC”) on November 7, 2006 (the “Legacy Business”)), and the redirecting of our business strategy to focus on oil and gas exploration and production opportunities in South America, initially in Colombia, we decided to split off and sell all of the assets and liabilities of the Legacy Business (the “Split-Off”) to Maria de la Luz, our founding stockholder. We entered into definitive agreements (as discussed below) to effect the Split-Off dated as of August 15, and we expect the Split-Off to close on or about August 22, 2008 (the “Closing Date”).

Split-Off Agreement

As of August 15, 2008, we contributed, assigned, conveyed and transferred all of our assets and property and all of our debts, adverse claims, liabilities, judgments and obligations relating to the Legacy Business, whether accrued, contingent or otherwise and whether known or unknown, to our newly organized, wholly owned subsidiary, De La Luz Gourmet Chocolates, Inc., a Nevada corporation (“Split-Off Sub”). Additionally, on the Closing Date, we will sell all the outstanding capital stock of Split-Off Sub to Ms. de la Luz in exchange for the 9,000,000 shares of our common stock previously surrendered by Ms. de la Luz and all of our common stock that Ms. De la Luz currently owns, 2,250,000 shares. This Split-Off will be accomplished pursuant to a Split-Off Agreement (the “Split-Off Agreement”) by and among Split-Off Sub, Ms. de la Luz and us dated as of August 15, 2008. A copy of the Split-Off Agreement is attached to this Report as exhibit 10.1 and is incorporated by reference.

Pursuant to the terms of the Split-Off Agreement, Ms. de la Luz has agreed to indemnify us and our officers and directors against any third party claims relating to the Legacy Business.

As of the Closing Date and completion of the Split-Off transaction, Ms. de la Luz will no longer be a stockholder in us.

General Release Agreement

In conjunction with the Split-Off Agreement and effective as of the Closing Date, we entered into a General Release Agreement (the “General Release Agreement”) with Split-Off Sub and Ms. de la Luz dated as of August 15, 2008, whereby Split-Off Sub and Ms. De la Luz pledged not to sue us and forever release us and our present and former officers, directors, stockholders, employees, agents, attorneys and representatives from any and all claims, actions, obligations, liabilities and the like, incurred or suffered by Split-Off Sub or Ms. de la Luz arising from, relating to, or in any way connected with, any fact, event, transaction, action or omission that occurred or failed to occur on or prior to the Closing Date and related to the Legacy Business. A copy of the General Release Agreement is attached to this Report as exhibit 10.2 and is incorporated by reference.

After giving effect to the Split-Off, we will have 14,150,444 shares of our common stock outstanding.

Item 2.01. Completion of Acquisition or Disposition of Assets

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated in this Item 2.01 by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Exhibit Description

10.1	Split-Off Agreement

10.2	General Release Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

La Cortez Energy, Inc.

Date: August 15, 2008	By:	/s/ Andres Gutierrez
Andres Gutierrez, President and Chief Executive Officer